EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Brand Neue Corp. (the “Company”) on Form 10-Q/A for the period ended June 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   August 16, 2010

/s/ Adi Muljo
Adi Muljo
Principal Executive Officer

/s/ R. Bev Harrison
R. Bev Harrison
Principal Financial Officer and Principal Accounting Officer